COMCAST CORPORATION

                         1996 EXECUTIVE CASH BONUS PLAN

                      (as amended through October 1, 2001)

         1.       PURPOSE

         The purpose of the Plan is to provide, subject to shareholder approval and approval by the Committee (as defined below), performance-based cash bonus compensation for certain employees of Comcast Corporation, a Pennsylvania corporation (the "Company") in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

         2.       DEFINITIONS

         The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Cash Flow" shall mean the operating income before depreciation and amortization for the Company and those of its affiliates which are included with the Company in its consolidated financial statements as prepared by the Company in accordance with generally accepted accounting principles.

         "Committee" shall mean the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors.

         "Company" shall mean Comcast Corporation, a Pennsylvania corporation, and any successor thereto.

         "First Tier Goal" shall mean the performance goal, measured in terms of level of Cash Flow, as established by the Committee for each Plan Year. The First Tier Goal is the performance measure which, if achieved, permits payment to each Participant of 66"% of the Participant's Target Bonus. The Committee shall in all events establish the First Tier Goal for each Plan Year no later than 90 days after the first day of the Plan Year or, if sooner, within the first 25% of the Plan Year. The First Tier Goal shall be established at the discretion of the Committee, provided, however, that the Committee must determine that, as of the date the First Tier Goal is established, it is substantially uncertain whether the level of Cash Flow required to meet the First Tier Goal will be achieved.

         "Participant" shall mean those persons eligible to participate in the Plan in accordance with Section 3.

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         "Plan" shall mean the Comcast Corporation 1996 Executive Cash Bonus
Plan.

         "Plan Year" shall mean the calendar year, except that the first Plan Year shall be the period from July 1, 1996 through December 31, 1996.

         "Second Tier Goal" shall mean the performance goal, measured in terms of level of Cash Flow, as established by the Committee for each Plan Year. The Second Tier Goal is the performance measure which, if achieved, permits payment to each Participant of 100% of the Participant's Target Bonus. The Committee shall establish the Second Tier Goal for each Plan Year at the same time that it establishes the First Tier Goal for such Plan Year. The Second Tier Goal shall be a level of Cash Flow chosen at the discretion of the Committee that is higher than the level of Cash Flow chosen for the Plan Year as the First Tier Goal.

         "Target Bonus" shall mean, with respect to any Participant for any Plan Year, the sum of (a) the Target Percentage of the Participant's base salary and any guaranteed bonus (other than any bonus awarded on account of the termination as of December 31, 1993, of the Company's discretionary cash bonus plan) as of the first day of the Plan Year and (b) the amount, if any, of such Participant's Target Bonus for any prior Plan Year which was not earned due to failure to meet the First Tier Goal or the Second Tier Goal; provided, however, that in no event shall any Participant's Target Bonus for any Plan Year exceed $3,000,000.

         "Target Percentage" shall mean, with respect to any Participant for any Plan Year, a percentage, not to exceed 150%, established by the Committee with respect to such Participant and such Plan Year. If no other percentage is selected by the Committee, the Target Percentage shall be 50%.

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         3.       PARTICIPATION

         The Participants in the Plan shall be

         (a) Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley
Wang;

         (b) Effective for Plan Years beginning after 1999, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto and David N. Watson;

         (c) Effective for Plan Years beginning after 2000, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto, David N. Watson, Arthur R. Block, Mark A. Coblitz and Robert A. Pick; and

         (d) Effective as of October 1, 2001, Terry S. Bienstock, provided that the amount of Terry S. Bienstock's bonus payable under this Plan for the 2001 Plan Year, if any, shall be 25 percent of the amount it would have been if he had been designated as a Participant in the Plan for the whole 2001 Plan Year; and

         (e) Effective for Plan Years beginning after 2003, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto, David N. Watson, Arthur R. Block, Mark A. Coblitz, Robert A. Pick, Lawrence J. Salva and Terry S. Bienstock.

In addition, Participants in the Plan shall include such other key executives as may be designated by the Committee to participate in the Plan from time to time.

         4.       TERM OF PLAN

         The original effective date of the Plan was July 1, 1996. Subject to approval of the shareholders of the Company, the Plan shall continue until all amounts required to be paid with respect to all Plan Years up through and including the Plan Year ending December 31, 2006 are paid by the Company, unless the Plan is sooner terminated by the Board of Directors.

         5.       BONUS ENTITLEMENT

         Each Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment under the Plan shall be paid to each Participant as soon as practicable following the close of the Plan Year with respect to which the bonus is to be paid. Notwithstanding anything contained herein to the contrary, no bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.



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         6.       AMOUNT OF PERFORMANCE-BASED COMPENSATION BONUS

         (a) Each Participant in the Plan shall be entitled to a bonus with respect to a Plan Year which is equal to 66"% of the Participant's Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the First Tier Goal, and 100% of the Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the Second Tier Goal. If the level of Cash Flow for the Plan Year is higher than the First Tier Goal and lower than the Second Tier Goal, the bonus with respect to such Plan Year shall be such percentage of the Participant's Target Bonus in excess of 66"% as is determined by prorating the difference between 100% and 66"% according to the level of Cash Flow in excess of the First Tier Goal divided by the difference between the levels of Cash Flow represented by the Second Tier Goal and the First Tier Goal. If the level of Cash Flow for a Plan Year is below the First Tier Goal established with respect to such Plan Year, no bonus shall be payable under the Plan for that Plan Year.

         (b) In the event any payment of a bonus otherwise payable under the Plan occurs more than two months after the close of the Plan Year with respect to which the bonus is paid because the required disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders delays such bonus payment, the amount of the bonus otherwise payable shall be increased by the amount such bonus payment would earn if it were invested in an investment bearing a 7% annual rate of return, compounded daily, or such other reasonable rate of interest as may be determined by the Committee, during the period from the close of the Plan Year with respect to which such bonus is paid and the date the bonus is actually paid.

         (c) Notwithstanding anything contained herein to the contrary, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company that is reasonably expected to have an effect on Cash Flow as otherwise determined under the terms of the Plan, the First Tier Goal and the Second Tier Goal shall be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as Cash Flow of the Company would have been affected for the prior Plan Year on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior Plan Year (except in the case of the first Plan Year the adjustment shall be made by reference to the effect such an acquisition or disposition on the same date during the prior calendar year would have had on Cash Flow for the period commencing July 1, 1995 and ending December 31, 1995). Such adjustment shall be based upon the historical equivalent of Cash Flow of the assets so acquired or disposed of for the prior Plan Year, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior Plan Year and the current Plan Year.

         (d) Notwithstanding the determination of the amount of a Participant's bonus payable with respect to any Plan Year under Section 6(a), the Committee shall have the discretion to reduce or eliminate the bonus otherwise payable to a Participant if it determines that such a reduction or elimination of the bonus is in the best interests of the Company.

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         7.       COMMITTEE

         (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

               (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

               (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

               (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

         The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

         (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

         (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

         (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

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         (e) Inspection of Documents. The Committee shall make available to each
Participant, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant under the Plan.

         8. TERMINATION AND AMENDMENT

         The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under provisions of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

         9. MISCELLANEOUS PROVISIONS

         (a) Unsecured Creditor Status. A Participant entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.

         (b) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

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         (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

         (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

         (e) Incapacity. If the Committee determines that a Participant is unable to care for his affairs because of illness or accident, any benefit due such Participant under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

         (g) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

         (h) Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

         Executed as of the 1st day of October, 2001.


                                     COMCAST CORPORATION



                                     BY:/s/ Stanley Wang
                                        ------------------------------


                                     ATTEST: /s/ Arthur Block
                                             --------------------------